Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Wallbox N.V.

Barcelona, Spain

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 30, 2023, relating to the consolidated financial statements of Wallbox N.V., appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2022.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Bedrijfsrevisoren BV

BDO Bedrijfsrevisoren BV

Zaventem, Belgium

April 4, 2023